Exhibit 3a

Continental Materials Corporation

Amended and Restated By-Laws

September 19, 1975

CONTINENTAL MATERIALS CORPORATION

By-Laws

Restated September 19, 1975

ARTICLE I

OFFICES

Section 1.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  The annual meeting of stockholders for the election of directors and the transaction of any other proper business as may be brought before the meeting shall be held at such time and place, within or without the State of Delaware, on the fourth Wednesday in May of each year, or on such other date, as the board of directors may determine.

Section 2.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by resolution of the board of directors or by the president, and shall be called by the president or secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Special meetings shall be held at such time and place within or without the State of Delaware as may from time to time be fixed by the person or entity calling the meeting.

Section 3.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.  Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 5.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

VOTING

Section 6.  When a quorum is present at any meeting, the vote of the holders or a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 7.  At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.  Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

Section 8.  Any action required by statute to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stock holders who have not consented in writing.

Section 9.  Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(1)         If only one votes, his act binds all;

(2)         If more than one vote, the act of the majority so voting binds all;

(3)         If more than one vote, but the vote is evenly split on any particular matter, each faction may note the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons appointed by the Court.  If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

ARTICLE III

DIRECTORS

Section 1.  The number of directors which shall constitute the whole board shall be nine.  The directors of the Corporation shall be divided into three classes whose terms of office shall expire at different times.  At the 1975 election of directors by stockholders, one class of such directors was elected for a one-year term, one class for a two-year term, and one class for a three-year term.  At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires in that shall be elected for a three-year term.  If the number of such directors is changed, any increase or decrease in such number shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible, and any director added to any class shall hold office for a term which shall coincide with the term of such class.  A director shall hold office until the annual meeting for the year in which his term expires or until his successor is elected and qualifies; subject, however, to prior resignation, death or removal as provided by law.  Upon the resignation, death or removal of any director, the term of his successor shall be the same term as that of the director who has so resigned, died or been removed.  No director may be removed except for cause.

Section 2.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, even though less than a quorum.

Section 3.  The business and affairs of the corporation shall be managed by or under the direction of its board of directors which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD

Section 4.  The directors of the corporation may hold their meetings, both regular and special, either within or without the State of Delaware in any manner authorized by law, including conference telephone.

Section 5.  The first meeting of each newly elected board shall be held at the place of the annual meeting of stockholders at which such board is elected and immediately subsequent thereto, or at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, or the directors may meet at such time and place as shall be fixed by the consent in writing of all the directors.  No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present.

Section 6.  Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

Section 7.  Special meetings of the board may be called by the president on two days oral or written notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 8.  A majority of the total number of directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors except as may be otherwise specifically provided by statute.  If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1)         The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)         The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)         The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

COMMITTEES OF DIRECTORS

Section 11.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending the by-laws of the corporation.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at that meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12.  The committee shall keep regular minutes of their proceedings and report the same to the board when required.

COMPENSATION OF DIRECTORS

Section 13.  Directors, as such, shall not receive any stated salary for their services, but, by resolution of the board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.  Unless otherwise provided by statute, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.  Whenever notice is required to be given by statute or by the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 1.  The officers of the corporation shall be chosen by the directors and shall be a chairman of the board of directors, a vice chairman of the board of directors, a president, a secretary, a treasurer, and one or more vice presidents, assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, except the offices of the president and secretary.

Section 2.  The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board of directors and a vice chairman of the board of directors from its members, and shall choose the other officers, none of whom need be a member of the board.

Section 3.  The board may appoint such agents as it shall deem fit, for such terms and to exercise such powers and to perform such duties as shall be determined from time to time by the board.

Section 4.  The remuneration of all officers of the corporation shall be fixed by the board of directors.

Section 5.  Each officer of the corporation shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.  If any office becomes vacant for any reason, the vacancy may be filled by the board of directors.

CHAIRMAN OF THE BOARD

Section 6.  The chairman of the board of directors, in addition to his participation in the formulation of general policy as a member of the board of directors, shall be the chief executive office of the corporation, and subject to the powers, decisions and directions of the board of directors, shall at his discretion, and to the extent determined by him, assume the general supervision of the operating affairs of the corporation.  He shall preside at all meetings of the board of directors and stockholders.  In his capacity as an executive officer of the corporation, the chairman shall at his discretion and to the extent determined by him from time to time have the leading voice in the formulation of general operating programs.  The chairman shall execute proxies for voting shares or corporate stock owned or held by the corporation including subsidiaries, unless in the opinion of the chairman, material and important questions of personnel or policy are involved requiring consideration by the board of directors.

The chairman shall act in an advisory capacity to the president who shall, to the extent not assumed by the chairman, retain supervision over the acts of the other officers and the employees and shall have authority to and shall perform the usual executive, operating and ministerial functions of the office of president.  Unless a resolution of direction of the board of directors designates a specific person for such purpose, any act of the corporation or of its executive officers, including the execution of documents, and the performance of any executive function under the resolutions of the board of directors, the by-laws of the corporation, or the laws of the State of Delaware shall be effective to the same extent, whether carried out by the chairman or by the president.  As to all third persons dealing with the corporation, the acts of either the chairman or the president shall be valid and binding, if the act of either of them would be valid and binding.

VICE CHAIRMAN OF THE BOARD

Section 7.  The vice chairman of the board of directors shall, in the absence of disability of the chairman of the board of directors, preside at meetings of the board of directors and perform the other duties and exercise the other powers of the chairman.

PRESIDENT

Section 8.  The president shall, in those areas not assumed by the chairman of the board of directors, and in the absence of the chairman and the vice chairman of the board of directors in all areas, be the chief executive officer of the corporation.  He shall, in the absence of the chairman and the vice chairman of the board of directors, preside at all meetings of the stockholders.  Subject to the control and powers of the board of directors and the chairman of the board of directors, he shall have general charge and active management of the business of the corporation.  He shall keep the chairman of the board of directors and the board of directors fully informed, and shall freely consult them concerning the business of the corporation in his charge.  He may sign and execute all authorized bonds, contracts, checks or other obligations in the name of the corporation.  He may execute proxies for voting shares or corporate stock owned or held by the corporation including subsidiaries, unless in the opinion of the chairman of the board or in his absence or failure to act, the opinion of the president, material and important questions of personnel or policy are involved requiring consideration by the board of directors, or may vote such shares in the form of a consent in writing under any statute permitting the use of consents in lieu of stockholders meetings.  He shall do and perform such other duties as from time to time may be assigned to him by the board of directors or the chairman of the board of directors.  As to all third persons dealing with the corporation, the acts of either the chairman of the board of directors or the president shall be valid and binding, if the act of either of them would be valid and binding.

Section 9.  He shall execute bonds, mortgages, deeds, contracts, other instruments and acknowledgments thereof, all under the seal of the corporation where required, except where permitted or required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors, the chairman of the board of directors or the president to some other officer or agent of the corporation.

VICE PRESIDENTS

Section 10.  The vice presidents in the order of their seniority shall, in the absence of disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe.

The seniority of the vice presidents shall be determined as follows:

(1)         By the date of first appointment as vice president, or

(2)         In the event of two or more vice presidents being appointed on the same day, then in accordance with their seniority as employees of the corporation or its subsidiaries.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 11.  The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors.  He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

Section 12.  The assistant secretaries in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

The seniority of the assistant secretaries shall be determined as follows:

(1)         By the date of first appointment as assistant secretary, or

(2)         In the event of two or more assistant secretaries being appointed on the same day, then in accordance with their seniority as employees of the corporation or its subsidiaries.

THE TREASURER AND ASSISTANT TREASURERS

Section 13.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 14.  The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 15.  The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

(1)         By the date of first appointment as assistant treasurer, or

(2)         In the event of two or more assistant treasurers being appointed on the same day, then in accordance with their seniority as employees of the corporation or its subsidiaries.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.  The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the chairman or vide chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary.  If any stock certificate is countersigned (1) by a transfer agent other than the corporation or its employee, of (2) by a registrar other than the corporation or its employee, any and all signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such office, transfer agent, or registrar at the date of issue.

LOST CERTIFICATES

Section 2.  The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

TRANSFERS OF STOCK

Section 3.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

Section 4.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed:

(1)         The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)         The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

(3)         The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 5.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.  The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock either (1) out of its surplus, as defined in and computed in accordance with the Laws of Delaware, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If the capital of the corporation, computed in accordance with the Laws of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Subject to any restrictions contained in the certificate of incorporation, the directors may determine the net profits derived from the exploitation of wasting assets (including but not limited to the exploitation of natural resources or other wasting assets, including patents) without taking into consideration the depletion of such assets resulting from lapse of time, consumption or exploitation of such assets.

Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

FISCAL YEAR

Section 3.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 4.  The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1.  These by-laws may be altered or repealed by the board of directors.

ARTICLE IX

INDEMNIFICATION

Section 1.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 of this Article of these by-laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4.  Any indemnification under sections 1 and 2 of this Article of these by-laws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said sections 1 and 2.  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) if submitted to them, by the stockholders.

Section 5.  Expenses incurred with respect to any investigation or claim or in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of a written undertaking by or on behalf of the director, officer, employee, agent or other recipient to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorize in this Article of these by-laws.

Section 6.  The right to indemnification provided by this Article of these by-laws shall not be deemed exclusive and shall be in addition to and not in restriction or limitation of any other rights to which those seeking indemnification may be entitled as a matter of law or under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while serving as a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.  For purposes of this Article of these by-laws, no officer, director, employee or agent or other person shall be deemed to have acted otherwise than in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding to have acted with reasonable cause to believe his conduct was unlawful, if his action or omission is based on the records or books of account of the corporation, or on information supplied to him by the officers of the corporation or of any of its subsidiaries or divisions in the course of their duties, or upon the advice of legal counsel for the corporation, or on information or reports made to the corporation by an independent certified public accountant or by an appraiser selected with reasonable care by the board of directors of the corporation.

Section 8.  The corporation shall have power to purchase and maintain insurance on behalf of any person who is, was or hereafter shall become a director, officer, employee or agent of the corporation, or who serves or may have served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

Section 9.  For the purposes of this Article of these by-laws, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if it separate existence had continued.

EXHIBIT A

ARTICLE IX

INDEMNIFICATION

The following sets forth Article XI of the Company’s By-Laws as adopted by the Board of Directors:

Section 1.  Indemnification of Directors and Officers.  To the fullest extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer.  Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.  For purposes of this By-Laws, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interest of the Corporation.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2.  Contract with the Corporation.  The provisions of this Article shall be deemed to be a contract between the Corporation and each such director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable laws, if any, are in effect, and any repeal or modification of any such laws or of this Article shall not affect any rights or obligations then existing with respect to any state of fact then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 3.  Indemnification of Other Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors within its sole and unfettered discretion.

Section 4.  Other Rights of Indemnification.  The indemnification provided or permitted by this Article shall not be deemed exclusive or any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director or officer, and unless otherwise provided by the Board of Directors acting pursuant to Section 3 of this Article as to a person who has ceased to be an employee or agent, and shall inure to the benefit of the heirs, executors and administrators of any such person.

Section 5.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or chose to indemnify such person against such liability under the provisions of these sections.